Exhibit 99.1

Contact:
Jonathan Lloyd Jones	Seth Lewis
Vice President & CFO	Senior Vice President
Columbia Laboratories, Inc.	The Trout Group LLC
(617) 639-1500	(646) 378-2952
FOR IMMEDIATE RELEASE

Columbia Laboratories Announces One-for-Eight Reverse Stock Split

BOSTON, MA – August 8, 2013 – Columbia Laboratories, Inc. (“Columbia” or the “Company”) (NasdaqCM: CBRX) announced a 1-for-8 reverse split of its Common Stock, par value $0.01 per share (the “Common Stock”), effective tomorrow, August 9, 2013 (the “Effective Date”). The reverse stock split was approved by the Company’s stockholders at its 2013 annual meeting of stockholders. The specific 1-for-8 ratio was subsequently announced by the Company’s Board of Directors on July 26, 2013. On August 7, 2013, the Company filed a certificate of amendment to its restated certificate of incorporation with the Secretary of the State of Delaware.

The Common Stock will begin trading on the NASDAQ Stock Market on a split-adjusted basis when the market opens on the Effective Date. Each eight (8) shares of Common Stock issued and outstanding immediately prior to the Effective Date will automatically be reclassified, without any action of the holder thereof, into one share of Common Stock, without any change in par value per share. The reverse stock split will affect all shares of the Company’s Common Stock outstanding immediately prior to the market opening on the Effective Date, as well as the number of shares of Common Stock available for issuance under the Company’s equity incentive plans. In addition, the reverse stock split will affect a reduction in the number of shares of common stock issuable upon the exercise of stock options or warrant. As a result of the reverse stock split, the number of issued and outstanding shares of Common Stock will be reduced from approximately 87,737,329 to approximately 10,967,112.

No fractional shares will be issued as a result of the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive a cash payment in lieu of such fractional share. American Stock Transfer & Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for common stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. The CUSIP number for the new Common Stock outstanding after the reverse stock split is 197779 200. American Stock Transfer & Trust Company can be reached at (800) 937-5449 or online.

About Columbia Laboratories

Columbia Laboratories, Inc. is a publicly traded specialty pharmaceutical company with a successful history of developing proprietary, vaginally administered products for women’s health indications. The Company receives sales and royalty revenues from CRINONE® (progesterone gel), which is marketed by Actavis, Inc. in the United States and by Merck Serono S.A. in over 60 countries worldwide. Columbia’s press releases and other company information are available online at www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; successful development by Actavis of a next-generation vaginal progesterone product for the U.S. market; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA and

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Announces One-for-Eight Reverse Stock Split August 8, 2013	Page 2

other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; the strength of the United States dollar relative to international currencies, particularly the euro; competitive, economic, and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2012. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com